AGREEMENT AMENDMENT


This Amendment is made this 19th day of December 2002, by and between UMDN, Inc., a Delaware corporation ("Provider"), and Leisure Services Corporation, a Nevada corporation ("Leisure").


WITNESSETH

WHEREAS, Provider and Leisure entered into a certain Agreement dated October 4, 2002; and,

WHEREAS, the parties are willing to amend the original Agreement as stated below.

NOW THEREFORE, for and in consideration of the terms, covenants and conditions herein contained, Provider and Leisure agree as follows:

1. Provider and Leisure hereby agree that all obligations, by and between the parties, arising out of the original Agreement shall be suspended, for a period of one hundred and twenty (120) calendar days, through close of business on April 18, 2003 ("Suspension Expiration"). Any and all claims/causes of actions arising out of or relating to the performance of the Agreement are waived through the Suspension Expiration date.

2. Leisure hereby agrees to make payment to Provider in the amount of Twenty Thousand ($20,000.00) Dollars, in the form of a Cashiers Check or through a wire transfer, by close of business on December 20th, 2002. Provider hereby agrees that payment made by Leisure pursuant to this provision shall constitute full satisfaction of payment obligations from the start date of the Agreement through the Suspension Expiration.

     a. On or before the Suspension Expiration, Leisure will elect, in its sole discretion, one of the following two options, details of which are described in Sections 2.b. and 2.c., below: Option (1) - terminate the Agreement; Option (2) - reinstate the Agreement.

     b. Pertaining to Option (1) above, if Leisure elects to terminate the Agreement, Leisure agrees to make payment in the amount of One-Hundred Thousand Dollars ($100,000.00), for Settlement and Termination of the Agreement, to Provider within 15 calendar days of the Suspension Expiration.

     c. Pertaining to Option (2) above, if Leisure elects to reinstate the Agreement, the first payment of $25,944, outlined in Schedule A of the Agreement, must be received by Provider within 15 calendar days of the Suspension Expiration. Each subsequent payments' due date, as outlined in Schedule A, shall be set accordingly from the date of the first payments receipt. All obligations under the Agreement shall then be enforced as if the first payment date were the start date of the Agreement.

3. In the event of Leisure's payment for termination it is agreed that these payments shall constitute full satisfaction of payment obligations under the Agreement, the Agreement shall be terminated, neither party shall have any further obligation under the Agreement and any and all claims/causes of actions arising out of or relating to the Agreement shall be waived for all time.

4. Neither Provider nor Leisure shall make any statements that may be construed as negative toward the other or the other's business.

5. This Agreement may be executed simultaneously in two or more counterparts, and in facsimile, each of which shall be deemed an original but which, together, shall constitute but one Agreement.

6. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

7. Each party warrants that it had the authority to enter into this agreement and to lawfully perform its obligations hereunder.


IN WITNESS WHEREOF, Provider and Leisure voluntarily and knowingly execute this Agreement as of the date first set forth above.



                                                 UMDN, Inc.

                                                By: /s/ Kent Keith
                                                      --------------------------
                                                         Kent Keith, President

                                                Date: December 19, 2002
                                                      --------------------------


                                                    Leisure Services Corporation

                                                By:    /s/ Diane Steenman
                                                      --------------------------
                                                       Diane Steenman, President

                                                Date: December 19, 2002
                                                      --------------------------